UNANIMOUS CONSENT IN LIEU OF A SPECIAL MEETING
OF DIRECTORS OF MAX SOUND CORPORATION

Issuance of Preferred Stock to Greg Halpern

Dated: October 2, 2017

The undersigned, being the directors of MAX SOUND CORPORATION, a corporation of the State of Delaware ("Corporation"), does hereby authorize and approve the actions set forth in the following resolutions without the formality of convening a meeting, and does hereby consent to the following action of this Corporation, which actions are hereby deemed effective as of the date hereof:

WHEREAS, in exchange for Greg Halpern' s consideration issuing the Company a line of credit of

$100,000 on July 6, 2017 and another line of credit of $200,000 on October 2, 2017 and for Mr. Halpern's forgiveness of $960,000 of interest owed to Mr. Halpern for his Preferred Shares accrued dividend rate of 8% per annum of his already owned 5 million Series A Convertible Preferred Shares, the Board deems it proper to grant Mr. Halpern an additional 800,000,000 shares of the Company's common stock, which at Mr. Halpern's election he may convert it into 5,000,000 additional Series A Convertible Preferred Shares with the same voting rights and percentages as his previous granted and owned 5,000,000 Series A Convertible Preferred Shares.

WHEREAS, in connection with the above determination, the Board of Directors deems it to be in the best interest of the Corporation to adopt the resolutions set forth below:

NOW, THEREFORE, BE IT

RESOLVED, that the Corporation agrees to grant 800,000,000 shares of the Company's common stock to Mr. Halpern in exchange for Mr. Halpern's forgiveness of interest and two additional lines of credit. Be it further

RESOLVED, that at Mr. Halpern's request, the Corporation agrees to convert the same 800,000,000 shares of common stock into 5,000,000 additional Series A Convertible Preferred Shares. Such Preferred Shares will have the same voting rights and percentages as his previously granted and owned 5,000,000 Series A Convertible Preferred Shares. Be it further

RESOLVED, that upon such issuance such shares shall be validly issued, fully paid and nonassessable .

Be it further

RESOLVED, that the proper officers of the Corporation be, and each of them hereby is, empowered to approve or authorize, as the case may be, such further action and the preparation, execution, and delivery of all such further instruments and documents in the name and on behalf of the Corporation, and to pay all such expenses and taxes, as in their judgment shall be necessary, proper, or advisable in order to carry out the intent and accomplish the purposes of the foregoing resolutions; and be it further

RESOLVED , that as used in the foregoing resolutions, the term "the proper officers" of the Corporation shall mean the Chief Executive Officer, the President, and the Chief Financial Officer of the Corporation, and each of them, and with respect to matters involving only certification, attestation or countersignatures, any Secretary or Assistant Secretary of the Corporation; and that the proper officers of the Corporation be, and each of them acting alone hereby is, authorized and empowered, acting in the name and on behalf of the Corporation, to take such action and to execute and deliver all agreements, documents, and instruments referred to expressly or generally in the preceding resolutions, and any amendments, supplements, or modifications to any of such agreements, documents, and instruments; such actions, agreements, documents, instruments, amendments, supplements, and modifications shall be in such form and substance as the proper officer executing the same may, in his or her sole discretion, deem to be in the best interest of the Corporation in connection with or arising out of the actions contemplated by the foregoing resolutions; and be it further

RESOLVED , that any and all actions heretofore taken by the directors or officers of the Corporation on behalf of the Corporation in furtherance of the actions authorized or contemplated by the foregoing resolutions be, and they hereby are, ratified, approved, and confirmed in all respects, including, without limitation, the execution and delivery of any documents and instruments, including amendments, supplements, or modifications thereto as have been necessary or appropriate in order to effectuate the actions contemplated by the foregoing resolutions; and be it further

RESOLVED, that this written consent may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and that facsimile signatures shall be deemed to have the same effect as originals; and be it further

RESOLVED , that this written consent shall be filed with the minutes of meetings of the Board and shall be treated for all purposes as action taken by the Board at a meeting.

[Signatures follow on next page]

IN WITNESS WHEREOF, the undersigned, constituting all of the members of the Board, have executed this Unanimous Written Consent of the Board of Directors in Lieu of a Special Meeting as of the date first above written.

GREG HALPERN - CFO

JOHN BLAISURE - CEO